UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2025, Leslie’s Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, shareholders approved a series of amendments to the Company’s Seventh Amended and Restated Certificate of Incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio of 1-for-10, 1-for-15, 1-for-20, 1-for-25, or 1-for-30 (each, a “Reverse Stock Split”), with such ratio and the timing of the Reverse Stock Split to be determined by the Board of Directors (the “Board”) in its sole discretion, and (b) proportionately decrease the number of authorized shares of the Company’s common stock (together, the “Reverse Stock Split Amendments”).

Set forth below are the votes cast for or against, as well as the number of abstentions and broker non-votes with respect to this matter:

For	Against	Abstain	Broker Non-Votes
129,058,235	4,705,326	12,651	0

For more information about the foregoing matter, see the Company’s definitive proxy statement filed July 28, 2025.

Item 8.01 Other Events.

As described under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, shareholders approved the Reverse Stock Split Amendments. Following this approval, on September 15, 2025, the Board approved the Reverse Stock Split at a final ratio of 1-for-20 and a proportionate decrease in the number of authorized shares of common stock.

To effect the Reverse Stock Split Amendments, the Company intends to file a certificate of amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware after the close of trading on September 25, 2025 (the “Effective Time”). As of the Effective Time, each twenty shares of the Company’s common stock outstanding immediately prior to the Effective Time will be combined and reclassified, automatically and without any action on the part of the Company or its shareholders, into one share of common stock, reducing the total number of issued and outstanding shares of the Company’s common stock to 9,289,790, and the number of authorized shares of the Company’s common stock will be correspondingly reduced to 50,000,000. The par value per share of the Company’s common stock will remain unchanged.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. As soon as practicable after the Effective Time, the Company’s transfer agent will aggregate all fractional shares of common stock that would otherwise have been issuable as a result of the Reverse Stock Split and sell them at the then-prevailing prices on the open market on behalf of those shareholders who would otherwise be entitled to receive such fractional shares. After the completion of such sale, shareholders who otherwise would be entitled to receive fractional shares will instead receive their respective pro rata share of the total proceeds of such sale.

In addition, effective as of the Effective Time and as a result of the Reverse Stock Split, proportionate adjustments will be made in accordance with the terms of the Company’s 2020 Omnibus Incentive Plan (the “Incentive Plan”), with respect to the number of shares of common stock issuable under outstanding stock options, restricted stock units and performance units, and any other equity-based awards, the per-share exercise or purchase price and any applicable stock price-based performance metrics (if any) with respect to such awards, and the number of shares of common stock reserved for future issuance under the Incentive Plan.

The Company’s common stock will continue to be traded under the ticker symbol “LESL” and is expected to commence trading on a split-adjusted basis on the Nasdaq Global Select Market at the open of trading on September 26, 2025 under a new CUSIP number, 527064 208.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie's, Inc.

Date:	September 15, 2025	By:	/s/ Benjamin Lindquist
Benjamin Lindquist Senior Vice President, General Counsel & Corporate Secretary